As filed with the Securities and Exchange Commission on February 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQRx, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1691173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Hampshire Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

EQRx, Inc. 2021 Stock Option and Incentive Plan

EQRx, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Melanie Nallicheri

Chief Executive Officer

EQRx, Inc.

50 Hampshire Street

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(617) 315-2255

(Telephone number, including area code, of agent for service)

Copies to:
Dina Ciarimboli EQRx, Inc. 50 Hampshire Street Cambridge, Massachusetts 02139 Tel: (617) 315-2255	William D. Collins, Esq. Marianne Sarrazin, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

EQRx, Inc. (EQRx) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 24,427,460 shares of its common stock, par value $0.0001 per share (the Common Stock), under the EQRx, Inc. 2021 Stock Option and Incentive Plan (the 2021 Plan) and an additional 4,876,326 shares of Common Stock under the EQRx, Inc. 2021 Employee Stock Purchase Plan (the ESPP), pursuant to the provisions of each plan that provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each plan. In each case, the additional shares are of the same class as other securities for which a registration statement relating to the 2021 Plan and the ESPP has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-262934), filed with the Securities and Exchange Commission on February 23, 2022 relating to the 2021 Plan and the ESPP pursuant to General Instruction E, except with respect to Item 8. Exhibits thereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Form 8-K filed December 20, 2021).

4.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Form 8-K filed December 20, 2021).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form S-4 (file No. 333-259054) filed October 29, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this registration statement).

99.1	EQRx, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.8 to the Form 8-K filed December 20, 2021).

99.2	Amendment No. 1 to EQRx, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K filed February 23, 2023).

99.3	Form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Non-Employee Directors, Non-Qualified Stock Option Agreement for Company Employees, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement for Non-Employee Directors and Restricted Stock Unit Award Agreement for Company Employees under the EQRX, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.9 to the Form 8-K filed December 20, 2021).

99.4	EQRx, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Form 8-K filed December 20, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on the 23rd day of February, 2023.

EQRx, Inc.

By:	/s/ Melanie Nallicheri
Name:	Melanie Nallicheri
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Melanie Nallicheri and Jami Rubin as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date
/s/ Melanie Nallicheri	President, Chief Executive Officer and Director	February 23, 2023
Melanie Nallicheri	(Principal Executive Officer)

/s/ Jami Rubin	Chief Financial Officer	February 23, 2023
Jami Rubin	(Principal Financial and Accounting Officer)

/s/ Alexis Borisy	Chairman of the Board	February 23, 2023
Alexis Borisy

/s/ Amy Abernethy	Director	February 23, 2023
Amy Abernethy

/s/ Paul Berns	Director	February 23, 2023
Paul Berns

/s/ Jorge Conde	Director	February 23, 2023
Jorge Conde

/s/ Kathryn Giusti	Director	February 23, 2023
Kathryn Giusti

/s/ Sandra Horning	Director	February 23, 2023
Sandra Horning

/s/ Clive Meanwell	Director	February 23, 2023
Clive Meanwell

/s/ Samuel Merksamer	Director	February 23, 2023
Samuel Merksamer

/s/ Krishna Yeshwant	Director	February 23, 2023
Krishna Yeshwant